UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 15, 2010

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2010, Kathleen M. Graveline informed the Board that she intends to resign from Boston Private Financial Holdings, Inc.’s (the “Company”) Board of Directors, effective December 31, 2010. Ms. Graveline has been a member of the Company’s Board of Directors since 2003. She has served on various Committees of the Board during her tenure with the Company and has most recently served as the Vice Chair of the Governance Committee and as a member of the Audit Committee. She conveyed her decision to the Board this afternoon, noting that it was a difficult decision, but the increasing demands of caring for her aging parents necessitated the decision. Ms. Graveline will remain on the board of directors of Boston Private Bank & Trust Company, a wholly owned subsidiary of the Company, where she has been on the board for 13 years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ DAVID J. KAYE
	Name:	David J. Kaye
	Title:	Chief Financial Officer

Date: December 15, 2010